UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) December 23, 2005

                        Commission File Number 000-28638

                                 BMB MUNAI, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            NEVADA                                           30-0233726
-------------------------------                  -------------------------------
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                              Number)

                    20A Kazibek Bi Street, Almaty, Kazakhstan
                    -----------------------------------------
                    (Address of principal executive offices)

                                     480100
                                   -----------
                                   (Zip Code)

                              +7 (3272) 58-85-17/47
                 -----------------------------------------------
                (Registrant's Executive Office Telephone Number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

         The Company has completed a private placement of its common shares to U.S. Qualified Instutional Buyers and non-U.S. investors for $50,000,000. Additionally, the private placement included a 10% over allotment option to the placement agent, Aton Securities, Inc., which has been fully subscribed for.

         The coimpany has received subscriptions for the following:

------------------- ------------------- ----------------- ----------------------
Date of Sale          Number of Shares   Price per Share  Exemption Relied Upon
------------------- ------------------- ----------------- ----------------------
December 23, 2005            8,174,667             $6.00  Regulation S
------------------- ------------------- ----------------- ----------------------
December 23, 2005              992,000             $6.00  Regulation D
------------------- ------------------- ----------------- ----------------------

         Total proceeds from this sale will be $55,000,002. From the total proceeds, the Company will compensate the placement agents a cash fee totaling 5% of the total proceeds raised, or $2,750,000. The Company will also issue to the placement agents warrants to purchase restricted common stock of the Company equal to 10% of the total shares sold or 916,667 shares. The exercise price of the warrants is $6.00 per share. The warrants will be exercisable following the closing of the offering and will expire eighteen months from the date they are granted. None of the placement agents is an officer, director or greater than 10% shareholder of the Company. None of the fees to be paid or warrants to be granted to the placement agents will either directly or indirectly be paid to any officer, director or greater than 10% shareholder of the Company.

         Investors in this offering were granted the right to request the Company file a registration statement on their behalf registering for resale the shares they purchased in this private placement. The Registration Rights Agreement, a copy of which is filed as an exhibit to this Current Report, requires that at least 51% of the shares purchased in this private placement request registration before the Company must undertake efforts to register the shares for resale. The investors in this private placement may not request registration for at least 90 days from the closing of the private placement.

         As set forth above, the shares were issued without registration under the Securities Act of 1933 in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D and Regulations S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

         Sales Pursuant to Rule 506 of Regulation D

         No general solicitation or general advertising was made in connection with the sales of these shares. All investors purchasing shares in the offering were provided with a confidential information memorandum containing the information specified in paragraph (b)(2) of Rule 502. The Company believes that all purchasers are purchasing for their own accounts and not with a view to distribution. Each of the three entities purchasing shares in this offering have represented that they are "qualified institutional buyers" as that term is defined in Section (a) Rule 144A of the Securities Act of 1933 and offers and sales made within the United States were made only to qualified institutional buyers. All shares issued in connection with these sales will be restricted stock, as defined in Rule 144(a)(3).

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

         Sales Pursuant to Regulation S

         All offers and sales were made to non-U.S. persons in offshore transactions. No directed selling efforts were made in the United State by the issuer, placement agent or any person acting on their behalf. The shares sold are subject to the offering restrictions set forth in Rule 903(b)(3), including a one-year distribution compliance period.


Item 7.01 Regulation FD

         On December 28, 2005, BMB Munai, Inc., issued a press release disclosing that it has engaged in the private placement of its securities. A copy of the press release is attached as Exhibit 99.01 to this Current Report.


Item 9.01  Exhibits and Financial Statements

         (a)      Exhibits

                  10.01    Registration Rights Agreement

                  99.01    Press Release of BMB Munai, Inc., dated December 28,
                           2005.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BMB MUNAI, INC.



Date: December 28, 2005                            By: /s/ Adam R. Cook
                                                      ------------------------
                                                      Adam R. Cook, Secretary

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